Exhibit 99.1

10753 Macatawa Drive
Holland, Michigan 49424

NEWS RELEASE
NASDAQ STOCK MARKET:	MCBC
FOR RELEASE:	Immediate
DATE:	October 23, 2014

Macatawa Bank Corporation Reports
Third Quarter 2014 Results

Holland, Michigan, October 23, 2014 – Macatawa Bank Corporation (Nasdaq: MCBC) today announced its results for the third quarter of 2014, continuing its trend of improvement in key operating metrics and financial performance.

●	Net income of $2.8 million in the third quarter 2014, a 23% increase over third quarter 2013 net income of $2.2 million
●	Total performing loan portfolio growth of $10.9 million in the third quarter 2014
●	Strong loan collection results exemplified by net recoveries once again – net recoveries of $330,000 for the third quarter 2014, net recoveries in six of the previous seven quarters
●	Low loan delinquency rate of 0.48% - lowest level in over 11 years
●	Strong growth in non-interest income – up $352,000 from third quarter 2013
●	Further expense reductions – total non-interest expense decreased by $973,000 from third quarter 2013
●	Paid third consecutive quarterly cash dividend - $0.02 per share paid on August 28, 2014 to shareholders of record on August 7, 2014

Macatawa reported net income of $2.8 million, or $0.08 per diluted share, in the third quarter 2014 compared to net income of $2.2 million, or $0.08 per diluted share, for the third quarter 2013.  For the first nine months of 2014, Macatawa reported $8.2 million, or $0.24 per diluted share, compared to $7.3 million, or $0.27 per diluted share, for the same period in 2013.  The 2014 per share information reflects the impact of the exchange of all of Macatawa’s outstanding preferred stock for common stock and cash completed at the end of 2013.

"The Company is pleased to report improved earnings in the third quarter 2014 compared to both the third quarter 2013 and the second quarter 2014”, said Ronald L. Haan, President and CEO of the Company.  “Our asset quality continues to improve, net interest margin has stabilized and we saw growth in the loan portfolio again.  Our financial performance continues to improve quarter over quarter, and we are well positioned for continued profitable growth.”

Mr. Haan continued: "Net income for the third quarter 2014 reflected continued improvement in operating results.  Our collection efforts yielded strong loan recoveries which led to further favorable levels of provision for loan losses.  Non-interest income increased in all categories, including net gains on sales of mortgage loans, which had been down in the previous quarter.  We continue to make progress towards eliminating the costs associated with holding and disposing of nonperforming assets, and also reduced several other core expense categories reflecting our ongoing focus on improving earnings performance.”

Mr. Haan concluded: "Looking forward, our commercial loan pipeline is strong and we are focused on profitable growth.  Total performing loan portfolio balances increased $10.9 million after growing $20.9 million in the second quarter 2014 and we believe we are well positioned for additional growth over the remainder of 2014.  This growth is the foundation for producing stronger future earnings for our shareholders."

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Macatawa Bank Corporation 3Q Results / page 2 of 4

Operating Results
Net interest income for the third quarter 2014 totaled $10.3 million, an increase of $148,000 from the second quarter 2014 and an increase of $180,000 from the third quarter 2013.  Net interest margin was 3.04 percent, down 2 basis points from the second quarter 2014 and up 8 basis points from the third quarter 2013.  The Company believes that loan yield compression is bottoming and adjustments made to rates on certain deposit products early in 2014 will further benefit net interest margin in future quarters.

Average interest earning assets for the third quarter 2014 increased $20.4 million from the second quarter 2014 and were down $4.0 million from the third quarter 2013.

Non-interest income increased $235,000 in the third quarter 2014 compared to the second quarter 2014 and $352,000 from the third quarter 2013.  The increase from the second quarter 2014 was due primarily to increased gains on sales of mortgage loans, which were up $212,000 for the quarter.  The increase from the third quarter 2013 was due to increases in gains on sales of mortgage loans, trust fees and debit card interchange income.  The Bank originated $24.5 million in loans for sale in the third quarter 2014 compared to $12.6 million in loans for sale in the second quarter 2014 and $28.0 million in loans for sale in the third quarter 2013.

Non-interest expense was $11.4 million for the third quarter 2014, compared to $11.2 million for the second quarter 2014 and $12.4 million for the third quarter 2013.  The largest fluctuations in non-interest expense related to costs associated with the administration and disposition of problem loans and non-performing assets, which decreased $26,000 compared to the second quarter 2014 and $950,000 compared to the third quarter 2013.  The large decrease from the third quarter of 2013 related to an overall general decline in these expenses as a result of the Company’s success in reducing non-performing assets.  Salaries and benefits were up $266,000 compared to the second quarter 2014 due to a lower level of medical insurance costs from actual claims in the second quarter 2014 and were down $24,000 compared to the third quarter 2013 due to lower incentive compensation payouts.

Federal income tax expense was $1.2 million for the third quarter 2014 compared to $1.2 million for the second  quarter 2014 and $975,000 for the third quarter 2013.  The effective tax rate was 30.39% for the third quarter 2014, 30.89% for the second quarter 2014 and 30.34% for the third quarter 2013.

Asset Quality
As a result of the consistent improvements in nonperforming loans and past due loans over the past several quarters, and the reduction in historical loan loss ratios, a negative provision for loan losses of $750,000 was recorded in the third quarter 2014.  Net loan recoveries for the third quarter 2014 were $330,000, compared to second quarter 2014 net loan recoveries of $666,000 and third quarter 2013 net loan recoveries of $523,000.  The Bank has experienced net loan recoveries in six of the past seven quarters. Total loans past due on payments by 30 days or more amounted to $5.1 million at September 30, 2014, down from $5.2 million at June 30, 2014 and $7.8 million at September 30, 2013.  Delinquency as a percentage of total loans was 0.48% at September 30, 2014, the lowest quarterly level for the Bank in 11 years.

The allowance for loan losses of $19.6 million was 1.86 percent of total loans at September 30, 2014, compared to 1.92 percent of total loans at June 30, 2014, and 2.07 percent at September 30, 2013.    The coverage ratio of allowance for loan losses to nonperforming loans continued to be strong and significantly exceeded 1-to-1 coverage at 232.99 percent as of September 30, 2014, compared to 248.59 percent at June 30, 2014, and 208.14 percent at September 30, 2013.

At September 30, 2014, the Company's nonperforming loans were $8.4 million, representing 0.80 percent of total loans.  This compares to $8.1 million (0.77 percent of total loans) at June 30, 2014 and $10.2 million (0.99 percent of total loans) at September 30, 2013.  Other real estate owned and repossessed assets were $28.8 million at September 30, 2014, compared to $31.6 million at June 30, 2014, and were down significantly from $42.8 million at September 30, 2013. Total nonperforming assets, including other real estate owned and nonperforming loans, have decreased by $15.8 million, or 29.8 percent, from September 30, 2013 to September 30, 2014.

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Macatawa Bank Corporation 3Q Results / page 3 of 4

A break-down of non-performing loans is shown in the table below.

Dollars in 000s	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Commercial Real Estate	$3,499	$3,955	$6,299	$5,706	$4,934
Commercial and Industrial	4,372	3,485	8,077	5,625	4,240
Total Commercial Loans	7,871	7,440	14,376	11,331	9,174
Residential Mortgage Loans	144	142	762	639	639
Consumer Loans	410	483	410	365	407
Total Non-Performing Loans	$8,425	$8,065	$15,548	$12,335	$10,220

Residential Developer Loans (a)	$2,245	$2,249	$2,205	$2,591	$2,651

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in non-performing commercial loans secured by real estate.

Total non-performing assets were $37.2 million, or 2.50 percent of total assets, at September 30, 2014.  A break-down of non-performing assets is shown in the table below.

Dollars in 000s	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Non-Performing Loans	$8,425	8,065	$15,548	$12,335	$10,220
Other Repossessed Assets	38	48	42	40	---
Other Real Estate Owned	28,763	31,523	34,035	36,796	42,796
Total Non-Performing Assets	$37,226	39,636	$49,625	$49,171	$53,016

Balance Sheet, Liquidity and Capital
Total assets were $1,489.7 million at September 30, 2014, a decrease of $27.7 million from $1,517.4 million at December 31, 2013 and a decrease of $73.0 million from $1,562.7 million at September 30, 2013.  Total loans were $1,054.8 million at September 30, 2014, an increase of $12.4 million from $1,042.4 million at December 31, 2013 and an increase of $26.0 million from $1,028.8 million at September 30, 2013.

Commercial loans increased by $7.3 million from December 31, 2013 to September 30, 2014, along with an increase of $5.1 million in the Company’s residential mortgage and consumer loan portfolios.  Commercial real estate loans were reduced by $4.4 million, as the Company continued its efforts to reduce exposure in this segment, and commercial and industrial loans increased by $11.7 million during the same period.

The composition of the commercial loan portfolio is shown in the table below:

Dollars in 000s	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Construction and Development	$82,485	$84,448	$84,875	$86,413	$86,824
Other Commercial Real Estate	385,432	380,146	378,322	385,927	395,108
Commercial Loans Secured by Real Estate	467,917	464,594	463,197	472,340	481,932
Commercial and Industrial	285,833	284,152	271,924	274,099	253,216
Total Commercial Loans	$753,750	$748,746	$735,121	$746,439	$735,148

Residential Developer Loans (a)	$32,441	$33,622	$33,970	$35,164	$39,886

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in commercial loans secured by real estate.

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Macatawa Bank Corporation 3Q Results / page 4 of 4

Total deposits were $1,216.1 million at September 30, 2014, down $33.6 million from $1,249.7 million at December 31, 2013 and were down $71.9 million from $1,288.0 million at September 30, 2013.  Since September 30, 2013, balances in noninterest checking and savings increased by $43.8 million, offset by decreases of $24.5 million in interest bearing checking, $61.8 million in money market accounts and $29.5 million in higher costing certificates of deposit.  The Bank continues to be successful at attracting and retaining core deposit customers.  Customer deposit accounts remain insured to the highest levels available under FDIC deposit insurance.

The Bank's regulatory capital increased in the third quarter 2014 and continued to be at levels among the highest in Bank history, comfortably above levels required to be categorized as “well capitalized” under applicable regulatory capital guidelines.  The Bank was categorized as "well capitalized" at September 30, 2014.

About Macatawa Bank
Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank.  Through its banking subsidiary, the Company offers a full range of banking, investment and trust services to individuals, businesses, and governmental entities from a network of 26 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County.  Services include commercial, consumer and real estate financing, business and personal deposit services, ATM's and Internet banking services, trust and employee benefit plan services, and various investment services.  The Company emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

CAUTIONARY STATEMENT:  This press release contains forward-looking statements that are based on management's current beliefs, expectations, assumptions, estimates, plans and intentions.  Forward-looking statements are identifiable by words or phrases such as "believe," "may," "will," "continue," "improving," "efforts," "focus," "future," "well positioned," "looking forward," "seems" and other similar words or phrases.  Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  These statements include, among others, statements related to trends in our key operating metrics and financial performance, future levels of earnings and profitability, future levels of earning assets, future asset quality, future growth, future yield compression and future net interest margin.  The declaration and payment of future dividends to common shareholders will be considered by the Board of Directors in its discretion and will depend on a number of factors, including our financial condition and anticipated profitability.  All statements with references to future time periods are forward-looking.  Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including deferred tax assets) and other real estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Our ability to sell other real estate owned at its carrying value or at all, utilize our deferred tax asset, successfully implement new programs and initiatives, increase efficiencies, maintain our current level of deposits and other sources of funding, maintain liquidity, respond to declines in collateral values and credit quality, improve profitability, and produce consistent core earnings is not entirely within our control and is not assured.  The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank Corporation, specifically, are also inherently uncertain.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2013.  These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

(Dollars in thousands except per share information)

	Three Months Ended		Nine Months Ended
	September 30		September 30
EARNINGS SUMMARY	2014	2013	2014	2013
Total interest income	$11,674	$11,919	$35,172	$36,659
Total interest expense	1,370	1,795	4,237	5,588
Net interest income	10,304	10,124	30,935	31,071
Provision for loan losses	(750)	(1,500)	(2,750)	(3,250)
Net interest income after provision for loan losses	11,054	11,624	33,685	34,321

NON-INTEREST INCOME
Deposit service charges	1,163	1,072	3,219	3,041
Net gains on mortgage loans	679	612	1,405	2,145
Trust fees	669	584	2,002	1,797
Other	1,792	1,683	5,255	5,142
Total non-interest income	4,303	3,951	11,881	12,125

NON-INTEREST EXPENSE
Salaries and benefits	5,810	5,834	17,177	17,359
Occupancy	897	908	2,837	2,759
Furniture and equipment	803	819	2,394	2,414
FDIC assessment	287	317	934	1,133
Administration and disposition of problem assets	861	1,811	2,218	4,072
Other	2,731	2,673	8,237	8,081
Total non-interest expense	11,389	12,362	33,797	35,818
Income before income tax	3,968	3,213	11,769	10,628
Income tax expense	1,206	975	3,614	3,313
Net income	$2,762	$2,238	$8,155	$7,315
Net income attributable to common shareholders	$2,762	$2,238	$8,155	$7,315

Basic earnings per common share	$0.08	$0.08	$0.24	$0.27
Diluted earnings per common share	$0.08	$0.08	$0.24	$0.27
Return on average assets	0.74%	0.59%	0.73%	0.65%
Return on average equity	7.94%	6.67%	7.94%	7.30%
Net interest margin	3.04%	2.96%	3.08%	3.08%
Efficiency ratio	77.97%	87.83%	78.94%	82.92%

BALANCE SHEET DATA	September 30	December 31	September 30
Assets	2014	2013	2013
Cash and due from banks	$24,731	$38,714	$35,592
Federal funds sold and other short-term investments	74,808	118,178	178,263
Interest-bearing time deposits in other financial institutions	20,000	25,000	25,000
Securities available for sale	162,101	139,659	135,439
Securities held to maturity	31,744	19,248	18,995
Federal Home Loan Bank Stock	11,236	11,236	11,236
Loans held for sale	905	1,915	2,983
Total loans	1,054,788	1,042,377	1,028,793
Less allowance for loan loss	19,629	20,798	21,272
Net loans	1,035,159	1,021,579	1,007,521
Premises and equipment, net	53,292	53,641	52,916
Bank-owned life insurance	28,021	27,517	27,343
Other real estate owned	28,763	36,796	42,796
Other assets	18,904	23,922	24,596

Total Assets	$1,489,664	$1,517,405	$1,562,680

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$385,182	$344,550	$352,879
Interest-bearing deposits	830,907	905,184	935,162
Total deposits	1,216,089	1,249,734	1,288,041
Other borrowed funds	88,107	89,991	89,991
Subordinated debt	-	-	-
Long-term debt	41,238	41,238	41,238
Other liabilities	3,761	3,920	7,903
Total Liabilities	1,349,195	1,384,883	1,427,173

Shareholders' equity	140,469	132,522	135,507

Total Liabilities and Shareholders' Equity	$1,489,664	$1,517,405	$1,562,680

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

(Dollars in thousands except per share information)

	Quarterly					Year to Date

	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
	2014	2014	2014	2013	2013	2014	2013
EARNINGS SUMMARY
Net interest income	$10,304	$10,156	$10,475	$10,212	$10,124	$30,935	$31,071
Provision for loan losses	(750)	(1,000)	(1,000)	(1,000)	(1,500)	(2,750)	(3,250)
Total non-interest income	4,303	4,068	3,510	4,016	3,951	11,881	12,125
Total non-interest expense	11,389	11,238	11,169	12,036	12,362	33,797	35,818
Federal income tax expense (benefit)	1,206	1,231	1,177	958	975	3,614	3,313
Net income	$2,762	$2,755	$2,639	$2,234	$2,238	$8,155	$7,315

Basic earnings per common share	$0.08	$0.08	$0.08	$(0.56)	$0.08	$0.24	$0.27
Diluted earnings per common share	$0.08	$0.08	$0.08	$(0.56)	$0.08	$0.24	$0.27

MARKET DATA
Book value per common share	$4.15	$4.09	$4.00	$3.92	$3.77	$4.15	$3.77
Tangible book value per common share	$4.15	$4.09	$4.00	$3.92	$3.77	$4.15	$3.77
Market value per common share	$4.80	$5.07	$5.04	$5.00	$5.38	$4.80	$5.38
Average basic common shares	33,795,384	33,788,431	33,790,542	27,276,722	27,261,325	33,791,470	27,244,741
Average diluted common shares	33,795,384	33,788,431	33,790,542	27,276,722	27,261,325	33,791,470	27,244,741
Period end common shares	33,803,823	33,788,431	33,788,431	33,801,097	27,261,325	33,808,823	27,261,325

PERFORMANCE RATIOS
Return on average assets	0.74%	0.75%	0.71%	0.58%	0.59%	0.73%	0.65%
Return on average equity	7.94%	8.03%	7.85%	6.54%	6.67%	7.94%	7.30%
Net interest margin (fully taxable equivalent)	3.04%	3.06%	3.15%	2.95%	2.96%	3.08%	3.08%
Efficiency ratio	77.97%	79.01%	79.86%	84.59%	87.83%	78.94%	82.92%
Full-time equivalent employees (period end)	352	348	354	361	363	352	363

ASSET QUALITY
Gross charge-offs	$120	$92	$82	$508	$354	$294	$1,695
Net charge-offs	$(330)	$(666)	$(585)	$(526)	$(523)	$(1,581)	$(783)
Net charge-offs to average loans (annualized)	-0.13%	-0.26%	-0.23%	-0.20%	-0.21%	-0.20%	-0.10%
Nonperforming loans	$8,425	$8,065	$15,548	$12,335	$10,220	$8,425	$10,220
Other real estate and repossessed assets	$28,801	$31,571	$34,077	$36,836	$42,796	$28,801	$42,796
Nonperforming loans to total loans	0.80%	0.77%	1.51%	1.18%	0.99%	0.80%	0.99%
Nonperforming assets to total assets	2.50%	2.66%	3.33%	3.24%	3.39%	2.50%	3.39%
Allowance for loan losses	$19,629	$20,049	$20,383	$20,798	$21,272	$19,629	$21,272
Allowance for loan losses to total loans	1.86%	1.92%	1.98%	2.00%	2.07%	1.86%	2.07%
Allowance for loan losses to nonperforming loans	232.99%	248.59%	131.10%	168.61%	208.14%	232.99%	208.14%

CAPITAL
Average equity to average assets	9.29%	9.29%	9.01%	8.95%	8.86%	9.19%	8.88%
Tier 1 capital to average assets	11.55%	11.43%	11.06%	10.61%	10.89%	11.55%	10.89%
Total capital to risk-weighted assets	16.27%	16.33%	16.11%	15.69%	16.04%	16.27%	16.04%
Tier 1 capital to average assets (Bank)	11.36%	11.26%	10.99%	10.45%	10.80%	11.36%	10.80%
Total capital to risk-weighted assets (Bank)	15.98%	16.06%	16.00%	15.45%	15.90%	15.98%	15.90%
Tangible common equity to assets	9.49%	9.34%	9.15%	8.82%	6.63%	9.49%	6.63%

END OF PERIOD BALANCES
Total portfolio loans	$1,054,788	$1,043,529	$1,030,111	$1,042,377	$1,028,793	$1,054,788	$1,028,793
Earning assets	1,355,635	1,340,438	1,337,512	1,359,686	1,402,703	1,355,635	1,402,703
Total assets	1,489,664	1,491,142	1,490,899	1,517,405	1,562,680	1,489,664	1,562,680
Deposits	1,216,089	1,215,724	1,216,778	1,249,734	1,288,041	1,216,089	1,288,041
Total shareholders' equity	140,469	138,092	135,188	132,522	135,507	140,469	135,507

AVERAGE BALANCES
Total portfolio loans	$1,043,774	$1,040,413	$1,037,678	$1,026,603	$1,012,361	$1,040,644	$1,032,169
Earning assets	1,358,219	1,337,822	1,349,971	1,380,510	1,362,223	1,348,701	1,347,544
Total assets	1,497,386	1,477,114	1,493,201	1,527,910	1,514,555	1,489,249	1,503,750
Deposits	1,224,041	1,205,194	1,223,928	1,255,221	1,238,303	1,217,721	1,227,648
Total shareholders' equity	139,107	137,163	134,488	136,718	134,118	136,936	133,540